Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28, 2022, with respect to the consolidated financial statements of Grab Holdings Limited and its subsidiaries, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Singapore

September 22, 2022